877 North 8th West, Riverton, WY  82501 USA, Ph: (307) 856-9271, Fx: (307) 857-3050, www. usnrg.com

For Immediate Release

U.S. ENERGY CORP. RECEIVES ANNUAL OPTION PAYMENT FROM THOMPSON CREEK METALS COMPANY INC. AND ANNOUNCES 2010 PROJECT BUDGET APPROVAL

RIVERTON, Wyoming – January 6, 2010 – U.S. Energy Corp. (NASDAQ Capital Market: USEG) (“USE” or the “Company”), a natural resources exploration and development company with interests in oil and gas, molybdenum, geothermal, and real estate assets, today announced that the January 1, 2010 $1 million option payment was paid by Thompson Creek Metals Company USA on December 31, 2009 on behalf of the Mt. Emmons Moly Company pursuant to the Exploration, Development and Mine Operating Agreement that was signed in August 2008.  The Company also announced that Thompson Creek expects to spend approximately $7 to $9 million for the project in 2010, which is inclusive of the $1 million option payment.

“We are pleased with Thompson Creek’s progress and continued involvement and oversight of the project,” stated Keith Larsen, CEO of U.S. Energy Corp.  “We continue to support and work closely with them as they work to complete the baseline studies and advance the overall project,” he added.

Press Release
January 6, 2010

About U.S. Energy Corp.

U.S. Energy Corp. is a diversified natural resource company with interests in oil and gas, molybdenum, geothermal and real estate assets.  The Company is headquartered in Riverton, Wyoming, and its common stock is listed on The NASDAQ Capital Market under the symbol “USEG”.

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Disclosure Regarding Mineral Resources Under SEC and Canadian Regulations; and Forward-Looking Statements

The Company owns or may come to own stock in companies which are traded on foreign exchanges, and may have agreements with some of these companies to acquire and/or develop the Company’s mineral properties.  An example is Sutter Gold Mining Inc.  These other companies are subject to the reporting requirements of other jurisdictions.

United States residents are cautioned that some of the information available about our mineral properties, which is reported by the other companies in foreign jurisdictions, may be materially different from what the Company is permitted to disclose in the United States.

This news release includes statements which may constitute “forward-looking” statements, usually containing the words “believe,” “estimate,” “project,” “expect," or similar expressions.  Forward looking statements in this release relate to, among other things, USE’s drilling of wells pursuant to the terms of the DPA, its ownership interests in those wells and the costs it expects to incur in drilling those wells.  There is no assurance that any of the wells USE drills under the terms of the DPA with Brigham will have results similar to those referenced in this press release or that any of the wells drilled with Brigham will be productive at all.  In addition, initial production rates may not be indicative of future or long-term production rates.  These statements are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements.  Factors that would cause or contribute to such differences include, but are not limited to, future trends in mineral prices, the availability of capital, competitive factors, and other risks including those described in the Company’s filings with the SEC, which are incorporated herein by reference.  By making these forward-looking statements, the Company undertakes no obligation to update these statements for revision or changes after the date of this release.

For further information on the differences between the reporting limitations of the United States, compared to reports filed in foreign jurisdictions, and also concerning forward-looking statements, please see the Company’s Form 10-K (“Disclosure Regarding Forward-Looking Statements”; “Disclosure Regarding Mineral Resources under SEC and Canadian Regulation”; and “Risk Factors”); and similar disclosures in the Company’s Forms 10-Q.

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For further information, please contact:

Reggie Larsen
Director of Investor Relations
U.S. Energy Corp.
(800) 776-9271
Reggie@usnrg.com

Nick Hurst
Investor Relations
The Equicom Group
(403) 538-4845
nhurst@equicomgroup.com